UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2014

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2014, the Board of Directors of Dealertrack Technologies, Inc. (the “Company”) amended and restated the Company’s By-Laws, effective as of that date. The Amended and Restated By-Laws:

•	Amended the name of the Company to Dealertrack Technologies, Inc. throughout.

•	Amended the requirements as to form, content, eligibility and procedure in Section 2.8 of the By-Laws for nominations of persons for election to the Board of Directors and the proposal of business to be considered at an annual meeting by stockholders.

•	Amended Section 3.4 of the By-Laws to remove the ability to hold a regular meeting of the Board of Directors without other notice immediately after, and at the same place, if any, as each annual meeting of stockholders.

•	Amended Section 3.6 of the By-Laws to provide that the Secretary, or at his or her direction, or by his or her designee, shall give notice of each special meeting of the Board of Directors.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

3.3	Form of Amended and Restated By-Laws of Dealertrack Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer